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                                                                     EXHIBIT 4.3

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY"), OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                  SAFEWAY INC.
                           Floating Rate Note Due 2005

No. W-                                                                 $

                                                               CUSIP No.

                  SAFEWAY INC., a Delaware corporation (the "Company," which term includes any successor corporation under the Indenture hereinafter referred
to), for value received promises to pay to

                                 CEDE & CO.             , or registered assigns,

the principal sum of                         DOLLARS

                  on November 1, 2005, and to pay interest thereon quarterly in arrears on February 1, May 1, August 1 and November 1 (each, an "Interest Payment Date"), beginning February 1, 2004 until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest is permitted by law) to pay interest at the rate per annum borne by this Security on any overdue principal and on any overdue installment of interest until paid. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, except as otherwise provided in the Indenture, be paid to the person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such interest, which shall be the fifteenth calendar day, whether or not a Business Day, immediately preceding such Interest Payment Date. However, interest payable on the Stated Maturity will be payable to the person to whom the principal will be payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such regular record date and may either be paid to the person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Company, notice whereof shall be given

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to the Trustee and the Holders not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner. Interest on the Securities shall be computed on the basis of the actual number of days in the applicable period divided by 360.

                  Principal of and interest on the Securities will be payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The transfer of the Securities will be registrable, the Securities may be presented for exchange, and notices and demands to or upon the Company in respect of this Security and the Indenture may be served, at the office or agency of the Company maintained for such purpose (which initially will be the Corporate Trust Office located at 101 Barclay Street, 8W, New York, New York 10286, Attention: Corporate Trust Administration); provided that, unless all of the outstanding Securities are Global Securities, the Company will at all times maintain an office or agency for such purposes in the Borough of Manhattan, The City of New York; and provided, further, that, except as provided in the next sentence, payment of interest may, at the option of the Company, be made by check mailed to the address of the person entitled thereto. If this Security is a Global Security, the interest payable on this Security will be paid to Cede & Co., the nominee of the Depositary, or its registered assigns as the registered owner of this Security, by wire transfer of immediately available funds on each of the applicable interest payment dates.

                  Reference is hereby made to the further provisions of this Security which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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                  IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Date:

SAFEWAY INC.

BY                                 BY
______________________________     _________________________________________
Vasant M. Prabhu                   Robert A. Gordon
Executive Vice President and       Senior Vice President, General Counsel and
Chief Financial Officer            Secretary

TRUSTEE'S CERTIFICATE
OF AUTHENTICATION

This is one of the Floating Rate Notes
Due 2005 described in the
within-mentioned Indenture.

THE BANK OF NEW YORK

BY
______________________________
AUTHORIZED SIGNATORY

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                                  SAFEWAY INC.
                           Floating Rate Note Due 2005

1.       General.

         This Security is one of a duly authorized series of securities of the Company issued and to be issued under an Indenture, dated as of September 10, 1997, as amended, modified or supplemented from time to time (the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, originally issued in $150,000,000 aggregate principal amount, subject to increase in accordance with the Indenture (herein called the "Securities"). All terms used but not defined in this Security shall have the meanings assigned to them in the Indenture.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

2.       Indenture.

         The terms of the Securities include those stated in the Indenture and those made part of the Indenture by the Officers' Certificate dated October 29, 2003 delivered pursuant thereto and the TIA. The Securities are subject to all such terms, and the Securityholders are referred to the Indenture and said Act for a statement of them.

3.       Sinking Fund.

         The Securities are not subject to any sinking fund.

4.       Redemption.

         The Securities are not subject to redemption prior to maturity.

5.       Interest Calculation.

         Interest on this Security will accrue from, and including, October 29, 2003, to, and excluding, the first Interest Payment Date and then from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for to, but excluding, the next Interest Payment Date or the Stated Maturity, as the case may be (each, an "Interest Period"). The amount of accrued interest for any Interest Period shall be calculated by multiplying the face amount of this Security by an accrued interest factor. This accrued interest factor shall be computed by adding the interest factor calculated for each day from October 29, 2003, or from the last date the Company paid interest, to the date for which accrued interest is being calculated. The interest factor for each day shall be computed by dividing the interest rate applicable to that day by 360.

         If the Stated Maturity of this Security falls on a day that is not a Business Day, the Company shall pay principal and interest on the next succeeding Business Day, but will deem that payment was made on the date that the payment was due. No interest will accrue for the period beginning on the Stated Maturity to the payment date on such next Business Day.

         The interest rate on this Security will be reset quarterly, will be calculated by the Calculation Agent and will be equal to LIBOR plus 0.470%, except that the interest rate will not exceed the rate permitted by applicable law. The Interest Determination Date for an Interest Period will be the second London business day preceding the first day of such Interest Period. Promptly upon determination, the Calculation Agent will inform the Trustee of the interest rate for the next Interest Period. Absent manifest error, the determination of the interest rate by the Calculation Agent shall be binding and conclusive on the Holder hereof.

         "Business Day" means any day except a Saturday, Sunday or a legal holiday in the City of New York on which banking institutions are authorized or required by law, regulation or executive order to close; provided that the day is also a "London business day."

         "London business day" means any day on which dealings in United States dollars are transacted in the London interbank market.

         "LIBOR" will be determined by the Calculation Agent in accordance with the following provisions:

         (i) With respect to any Interest Determination Date, LIBOR will be the rate for deposits in United States dollars having a maturity of three months commencing on the first day of the applicable Interest Period that appears on Moneyline Telerate Page 3750 as of 11:00 a.m., London time, on that Interest Determination Date. If no rate appears, then LIBOR, in respect to that Interest Determination Date, will be determined in accordance with the provisions described in (ii) below.

         (ii) With respect to an Interest Determination Date on which no rate appears on Moneyline Telerate Page 3750, as specified in (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in United States dollars for the period of three months, commencing on the first day of the applicable Interest Period, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time. If at least two quotations are provided, then LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then LIBOR on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the City of New York, on the Interest Determination Date by three major banks in the City of New York selected by the Calculation Agent for loans in United States dollars to leading European banks, having a three-month maturity and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; provided, however, that if the banks selected by the Calculation Agent are not providing quotations in the manner described by this sentence, LIBOR determined as of that Interest Determination Date will be LIBOR in effect on that Interest Determination Date.

         "Moneyline Telerate Page 3750" means the display designated as "Page 3750" on Moneyline Telerate, or any successor service, for the purpose of displaying the London interbank rates of major banks for United States dollars.

         "Calculation Agency Agreement" means the Calculation Agency Agreement dated as of October 29, 2003 by and between The Bank of New York and the Company, as such agreement may be amended, modified or supplemented from time to time.

         "Calculation Agent" means The Bank of New York, or such other Person as the Company shall from time to time designate in accordance with the Calculation Agency Agreement.

6.       Denominations; Transfer; Exchange.

         This Security is issuable only in registered form without coupons in minimum denominations of U.S. $1,000 and integral multiples thereof.

         As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer, or the exchange for an equal principal amount, of this Security is registrable with the Registrar upon surrender of this Security for registration of transfer at the office or agency of the Registrar.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may, subject to certain exceptions, require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

7.       Persons Deemed Owners.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder in whose name this Security is registered as the owner thereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

8.       Unclaimed Money.

         The Trustee and any Paying Agent shall pay to the Company upon request any money held by them for the payment of principal and interest that remains unclaimed for two years. After that, Securityholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

9.       Defeasance Prior to Maturity.

         The Indenture contains provisions for defeasance of (i) the entire indebtedness of the Securities or (ii) certain covenants and Events of Default with respect to the Securities, in each case upon compliance with certain conditions set forth therein.

10.      Amendment; Supplement; Waiver.

         Subject to certain limitations described in the Indenture, the Indenture permits the Company and the Trustee to enter into a supplemental indenture with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for the Securities), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Securityholders. Subject to certain limitations described in the Indenture, the Holders of at least a majority in principal amount of the outstanding Securities by notice to the Trustee (including consents obtained in connection with a tender offer or exchange offer for the Securities) may waive compliance by the Company with any provision of the Indenture or the Securities. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

11.      Restrictive Covenants.

         The Indenture imposes certain limitations on the Company's and its Subsidiaries' ability to create or incur certain Liens on any of their respective properties or assets and to enter into certain sale and lease-back transactions and on the Company's ability to engage in mergers or consolidations or the conveyance, transfer or lease of all or substantially all of its properties and assets. These limitations are subject to a number of important qualifications and exceptions and reference is made to the Indenture for a description thereof.

12.      Defaults and Remedies.

         If an Event of Default shall occur and be continuing, the principal of the Securities may be declared (or, in certain cases, shall ipso facto become) due and payable in the manner and with the effect provided in the Indenture.

13.      Proceedings.

         As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities and unless also the Holders of at least a majority in principal amount of the Securities at the time outstanding shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceedings as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities at the time outstanding a direction inconsistent with such request, and shall have failed to institute such proceeding, within 60 days. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of the principal hereof or any interest hereon on or after the respective due dates expressed herein.

14.      Trustee Dealings with Company.

         The Trustee under the Indenture, in its individual or any other capacity, may deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee.

15.      No Recourse Against Others.

         A past, present or future director, officer, employee, shareholder or incorporator, as such, of the Company or any successor corporation shall not have any liability for any obligations of the Company under this Security or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration of issuance of the Securities.

16.      Governing Law.

         The internal laws of the State of New York shall govern the Indenture and the Securities.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common          UNIF GIFT MIN ACT - ____ Custodian _____
TEN ENT - as tenants by the entireties                     (Cust)        (Minor)
JT TEN  - as joint tenants with right   under Uniform Gifts to Minors
     of survivorship and not as         Act__________________________
     tenants in common                              (State)

         Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
              OTHER

IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________
    (Please print or typewrite name and address including postal zip code of assignee)

________________________________________________________________________________

this Security and all rights thereunder hereby irrevocably constituting and appointing

____________________________________________________________________, Attorney,
to transfer this Security on the books of the Trustee, with full power of substitution in the premises.

Dated:_____________________        _______________________________________

                                        _______________________________________
                                        Notice: The signature(s) on  this
                                        Assignment must correspond with the
                                        name(s) as written upon the face of this Security in every particular, without alteration or enlargement or any change whatsoever.